Exhibit 99.1

Nordson Corporation Reports Fiscal Year 2021 Fourth Quarter and Record Full Year Results
Fourth Quarter:
•Sales were $599 million, a 7% year-over-year increase, 10% organic
•Operating profit was $151 million, or 25% of sales
•Earnings were $1.88 per diluted share, an 18% increase from prior year adjusted earnings per share
Full Year:
•Full year sales, operating profit, and earnings per share were all company records
•Sales were $2.4 billion, an 11% year-over-year increase
•Earnings were $7.74 per diluted share, a 41% increase from prior year adjusted earnings per share
2022 Guidance:
•Fiscal 2022 sales growth of 6% to 10% and earnings growth of 8% to 18% over the record fiscal 2021 results
•First quarter 2022 sales growth of 14% to 16% over prior year first quarter; earnings per diluted share in the range of $1.80 to $1.95
WESTLAKE, Ohio--(BUSINESS WIRE)--December 15, 2021--Nordson Corporation (Nasdaq: NDSN) today reported results for the fiscal fourth quarter ended October 31, 2021. Sales were $599 million, a 7% increase compared to the prior year’s fourth quarter sales of $559 million. The increase in fourth quarter 2021 sales included 10% organic volume growth, offset by an unfavorable 4% divestiture impact and favorable currency translation of 1%. Growth was strong in all product lines, particularly electronics and industrial end markets.

Operating profit in the quarter was $151 million, or 25% of sales, a 16% increase compared to the prior year adjusted operating profit of $130 million. Sales volume leverage, in addition to continued benefits from structural cost reduction actions taken in fiscal year 2020 and the divestiture of the screws and barrels product line on February 1, 2021, contributed to the quarterly increase. EBITDA in the quarter totaled $177 million, or 30% of sales, and represents an increase of 11% from the prior year EBITDA of $159 million.
Net income was $110 million, a 19% increase compared to the prior year adjusted earnings of $93 million. Fourth quarter diluted earnings per share were $1.88, an 18% increase over the prior year adjusted earnings of $1.59 per diluted share.
Commenting on the Company’s fiscal fourth quarter 2021 results, Nordson President and Chief Executive Officer Sundaram Nagarajan said, “The fourth quarter was a solid finish to an incredible year, where we surpassed our prior record annual performance in sales by $108 million and in operating profit by $111 million. I am very proud of the Nordson team. This growth was across a broad base of end markets and geographies, as a result of leveraging the NBS Next growth framework to fully participate in the accelerated economic recovery.”
Fourth Quarter Segment Results
Industrial Precision Solutions sales of $314 million increased 2% compared to the prior year fourth quarter, driven by an 8% organic increase, offset by a divestiture impact of 7% and a favorable currency impact of 1%. This organic sales increase was driven by steady demand across the majority of end markets and geographies served. Operating profit totaled $103 million in the quarter, or 33% of sales, an increase of 12% compared to the prior year adjusted operating profit.

Advanced Technology Solutions sales of $285 million increased 14% compared to the prior year fourth quarter, driven by an organic sales increase of 13% and a favorable currency impact of 1%. Sales growth was strong in all end markets during the current year quarter, with particularly high demand for products serving the electronics and medical end markets. Operating profit totaled $67 million in the quarter, or 24% of sales, an increase of 29% compared to the prior year adjusted operating profit.

“Our fourth quarter 2021 performance was very strong with double digit organic growth and incremental operating profit margins of 52%. Looking sequentially, gross margins were impacted by a spike in logistics costs and non-recurring cost increases associated with divisional alignment efforts around best growth opportunities. Pricing actions are being taken to mitigate these negative impacts on gross margin as we move into the first half of 2022,” said Nordson Chief Financial Officer Joseph Kelley.

Fiscal 2021 Full Year Results
Sales for the fiscal year ended October 31, 2021 were $2.4 billion, an increase of 11% compared to the same period a year ago. This increase in sales was driven by an 11% increase in organic volume and a favorable currency impact of 3%, offset by a net unfavorable acquisition and divestiture impact of 3%. Full year operating profit was $615 million, or 26% of sales. Net income for the full year was $454 million and diluted earnings per share were $7.74, a 41% increase from the prior year adjusted diluted earnings per share of $5.48.
Mr. Nagarajan continued, “Looking at the second half of fiscal 2021, we achieved 15% organic sales growth and 36% adjusted profit growth compared to the second half of the prior year. Based on our strong order entry and current backlog, we anticipate carrying this second half of 2021 growth rate into the first quarter of fiscal 2022. Our teams are adapting to a very dynamic macro environment, and they are taking actions to offset cost and supply chain headwinds. The Ascend Strategy with NBS Next at its core will continue to enable us to deliver top tier growth with leading margins and returns.”
Outlook

Backlog entering the first quarter of fiscal year 2022 is approximately $800 million, a 90% increase above the prior year. The current macroeconomic environment continues to drive increased order volume and extended shipment request dates. Based on these order entry trends, backlog, and anticipated sales timing, we expect fiscal 2022 first quarter sales growth to be in the range of 14% to 16% as compared to fiscal 2021 first quarter, with adjusted earnings per diluted share in the range of $1.80 to $1.95.
On a full year basis, we expect fiscal 2022 sales growth to be in the range of 6% to 10%, with adjusted earnings per diluted share growth in the range of 8% to 18%, both as compared to fiscal 2021.
Nordson management will provide additional commentary on these results and outlook during its previously announced webcast on Thursday, December 16, 2021 at 8:30 a.m. eastern time, which can be accessed at https://investors.nordson.com. For persons unable to listen to the live broadcast, a replay will be available for 14 days after the event. Information about Nordson’s investor relations and shareholder services is available from Lara Mahoney, vice president, investor relations and corporate communications at (440) 204-9985 or lara.mahoney@nordson.com.

Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” “target,” or the negative of such terms or comparable terminology. These statements reflect management’s current expectations and involve a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, U.S. and international economic conditions; financial and market conditions; currency exchange rates and devaluations; possible acquisitions including the Company’s ability to successfully integrate acquisitions; the Company’s ability to successfully divest or dispose of businesses that are deemed not to fit with its strategic plan; the effects of changes in U.S. trade policy and trade agreements; the effects of changes in tax law; and the possible effects of events beyond our control, such as political unrest, acts of terror, natural disasters and pandemics, including the current coronavirus (COVID-19) pandemic and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recently filed Annual Report on Form 10-K and in its Forms 10-Q filed with the Securities and Exchange Commission, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement in this press release.
Nordson Corporation is an innovative precision technology company that leverages a scalable growth framework to deliver top tier growth with leading margins and returns. The Company’s direct sales model and applications expertise serves global customers through a wide variety of critical applications. Its diverse end market exposure includes consumer non-durable, medical, electronics and industrial end markets. Founded in 1954 and headquartered in Westlake, Ohio, the Company has operations and support offices in over 35 countries. Visit Nordson on the web at www.nordson.com, www.twitter.com/Nordson_Corp or www.facebook.com/nordson.

NORDSON CORPORATION
CONSOLIDATED STATEMENT OF INCOME (Unaudited)
(Dollars in thousands except for per-share amounts)

	Three Months Ended		Twelve Months Ended
	October 31, 2021	October 31, 2020	October 31, 2021	October 31, 2020

Sales	$599,247	$558,525	$2,362,209	$2,121,100
Cost of sales	268,097	261,657	1,038,129	990,632
Gross profit	331,150	296,868	1,324,080	1,130,468
Gross margin %	55.3%	53.2%	56.1%	53.3%

Selling & administrative expenses	179,715	172,129	708,953	693,552
Assets held for sale impairment charge	—	87,371	—	87,371
Operating profit	151,435	37,368	615,127	349,545

Interest expense - net	(4,452)	(6,432)	(23,341)	(30,479)
Other expense - net	(6,874)	(4,634)	(17,610)	(17,577)
Income before income taxes	140,109	26,302	574,176	301,489

Income taxes	29,649	7,827	119,808	51,950

Net Income	$110,460	$18,475	$454,368	$249,539

Weighted-average common shares outstanding:
Basic	58,123	57,988	58,091	57,757
Diluted	58,792	58,679	58,734	58,473

Earnings per share:
Basic earnings	$1.90	$0.32	$7.82	$4.32
Diluted earnings	$1.88	$0.31	$7.74	$4.27

NORDSON CORPORATION
CONSOLIDATED BALANCE SHEET (Unaudited)
(Dollars in thousands)

	October 31, 2021	October 31, 2020

Cash and cash equivalents	$299,972	$208,293
Receivables - net	489,389	471,873
Inventories - net	327,195	277,033
Other current assets	48,282	43,798
Assets held for sale	—	19,615
Total current assets	1,164,838	1,020,612

Property, plant & equipment - net	355,565	358,618
Goodwill	1,713,148	1,713,354
Other assets	557,410	582,072
	$3,790,961	$3,674,656

Notes payable and debt due within one year	$34,188	$38,043
Accounts payable and accrued liabilities	411,206	311,898
Liabilities held for sale	—	13,148
Total current liabilities	445,394	363,089

Long-term debt	781,709	1,067,952
Other liabilities	404,728	484,624
Total shareholders' equity	2,159,130	1,758,991
	$3,790,961	$3,674,656

NORDSON CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Twelve Months Ended
	October 31, 2021	October 31, 2020

Cash flows from operating activities:
Net Income	$454,368	$249,539
Depreciation and amortization	103,883	113,302
Impairment loss on assets held for sale	—	87,371
Other non-cash items	32,356	5,278
Changes in working capital	29,011	45,113
Other - principally pension plan	(73,691)	1,818
Net cash provided by operating activities	545,927	502,421

Cash flows from investing activities:
Additions to property, plant and equipment	(38,303)	(50,535)
Acquisitions	—	(142,414)
Other - net	5,134	(1,160)
Net cash used in investing activities	(33,169)	(194,109)

Cash flows from financing activities:
Repayment of long-term debt	(289,416)	(153,816)
Repayment of finance lease obligations	(6,624)	(7,605)
Dividends paid	(97,683)	(88,347)
Issuance of common shares	31,780	50,853
Purchase of treasury shares	(60,970)	(52,614)
Net cash used in financing activities	(422,913)	(251,529)

Effect of exchange rate change on cash	1,834	346
Net change in cash and cash equivalents	91,679	57,129

Cash and cash equivalents:
Beginning of period	208,293	151,164
End of period	$299,972	$208,293

NORDSON CORPORATION
SALES BY GEOGRAPHIC SEGMENT (Unaudited)
(Dollars in thousands)

	Three Months Ended		Sales Variance
	October 31, 2021	October 31, 2020	Organic	Acquisitions / Divestitures	Currency	Total
SALES BY SEGMENT
Industrial precision solutions	$314,307	$308,385	8.0%	(6.6)%	0.5%	1.9%
Advanced technology solutions	284,940	250,140	13.3%	—%	0.6%	13.9%
Total sales	$599,247	$558,525	10.4%	(3.7)%	0.6%	7.3%

SALES BY GEOGRAPHIC REGION
United States	$199,532	$194,701	7.8%	(5.3)%	—%	2.5%
Americas	51,038	35,452	47.2%	(5.9)%	2.7%	44.0%
Europe	163,592	142,082	17.6%	(2.7)%	0.2%	15.1%
Japan	27,659	36,248	(16.0)%	(3.5)%	(4.2)%	(23.7)%
Asia Pacific	157,426	150,042	4.6%	(2.0)%	2.3%	4.9%
Total sales	$599,247	$558,525	10.4%	(3.7)%	0.6%	7.3%

	Twelve Months Ended		Sales Variance
	October 31, 2021	October 31, 2020	Organic	Acquisitions / Divestitures	Currency	Total
SALES BY SEGMENT
Industrial precision solutions	$1,246,947	$1,143,423	11.7%	(6.0)%	3.4%	9.1%
Advanced technology solutions	1,115,262	977,677	10.9%	1.3%	1.9%	14.1%
Total sales	$2,362,209	$2,121,100	11.3%	(2.6)%	2.7%	11.4%

SALES BY GEOGRAPHIC REGION
United States	$789,303	$755,642	8.3%	(3.8)%	—%	4.5%
Americas	179,807	141,473	24.4%	0.9%	1.8%	27.1%
Europe	617,492	536,636	11.4%	(2.0)%	5.7%	15.1%
Japan	107,572	126,601	(11.0)%	(3.5)%	(0.5)%	(15.0)%
Asia Pacific	668,035	560,748	16.7%	(1.8)%	4.2%	19.1%
Total sales	$2,362,209	$2,121,100	11.3%	(2.6)%	2.7%	11.4%

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - ADJUSTED OPERATING PROFIT AND EBITDA (Unaudited)
(Dollars in thousands)

	Three Months Ended				Twelve Months Ended
	October 31, 2021		October 31, 2020		October 31, 2021		October 31, 2020
SALES BY SEGMENT
Industrial precision solutions	$314,307		$308,385		$1,246,947		$1,143,423
Advanced technology solutions	284,940		250,140		1,115,262		977,677
Total sales	$599,247		$558,525		$2,362,209		$2,121,100

OPERATING PROFIT
Industrial precision solutions	$102,677		$425		$414,192		$208,028
Advanced technology solutions	67,104		50,674		271,660		191,602
Corporate	(18,346)		(13,731)		(70,725)		(50,085)
Total operating profit	$151,435		$37,368		$615,127		$349,545

OPERATING PROFIT ADJUSTMENTS (1)
Industrial precision solutions	$—		$91,419		$—		$94,896
Advanced technology solutions	—		1,424		—		7,807
Corporate	—		—		—		1,387
Total adjustments	$—		$92,843		$—		$104,090

ADJUSTED OPERATING PROFIT (NON-GAAP)		% of Sales		% of Sales		% of Sales		% of Sales
Industrial precision solutions	$102,677	33%	$91,844	30%	$414,192	33%	$302,924	26%
Advanced technology solutions	67,104	24%	52,098	21%	271,660	24%	199,409	20%
Corporate	(18,346)		(13,731)		(70,725)		(48,698)
Total operating profit - adjusted	$151,435	25%	$130,211	23%	$615,127	26%	$453,635	21%

DEPRECIATION & AMORTIZATION
Industrial precision solutions	$6,259		$9,951		$25,673		$38,939
Advanced technology solutions	16,987		16,710		68,426		64,543
Corporate	2,404		2,477		9,784		9,820
Total depreciation & amortization	$25,650		$29,138		$103,883		$113,302

EBITDA (NON-GAAP) (2)
Industrial precision solutions	$108,936	35%	$101,795	33%	$439,865	35%	$341,863	30%
Advanced technology solutions	84,091	30%	68,808	28%	340,086	30%	263,952	27%
Corporate	(15,942)		(11,254)		(60,941)		(38,878)
Total EBITDA	$177,085	30%	$159,349	29%	$719,010	30%	$566,937	27%

(1) Represents assets held for sale impairment charge, costs and adjustments related to cost structure simplification actions, and charges associated with our 2020 acquisition.
(2) Adjusted operating profit and EBITDA are non-GAAP measures used by management to evaluate the Company's ongoing operations. Adjusted operating profit is defined as operating profit plus certain adjustments, such as the assets held for sale impairment charge, cost structure simplification actions, and non-cash inventory charges related to acquisitions. EBITDA is defined as adjusted operating profit plus depreciation and amortization.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - PROFITABILITY (Unaudited)
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	October 31, 2021	October 31, 2020	October 31, 2021	October 31, 2020
GAAP AS REPORTED
Operating profit	$151,435	$37,368	$615,127	$349,545
Other / interest expense - net	(11,326)	(11,066)	(40,951)	(48,056)
Net income	110,460	18,475	454,368	249,539
Diluted earnings per share	$1.88	$0.31	$7.74	$4.27

Shares outstanding - diluted	58,792	58,679	58,734	58,473

OPERATING PROFIT ADJUSTMENTS
Inventory step-up amortization	$—	$1,298	$—	$2,527
Severance and other	—	4,174	—	14,192
Assets held for sale impairment charge	—	87,371	—	87,371

NON-OPERATING EXPENSE ADJUSTMENTS
Pension settlement loss	$—	$—	$—	$2,508

Total adjustments	$—	$92,843	$—	$106,598

Adjustments net of tax	$—	$76,390	$—	$87,214
Other discrete tax items	$—	$(1,820)	$—	$(16,311)
EPS effect of adjustments and other discrete tax items	$—	$1.27	$—	$1.21

NON-GAAP MEASURES-ADJUSTED PROFITABILITY
Operating profit (1)	$151,435	$130,211	$615,127	$453,635
Operating profit % of sales	25.3%	23.3%	26.0%	21.4%
Net income (2)	$110,460	$93,045	$454,368	$320,442
Diluted earnings per share (3)	$1.88	$1.59	$7.74	$5.48

(1) Adjusted operating profit is defined as operating profit plus certain adjustments such as the assets held for sale impairment charge, cost structure simplification actions and non-cash inventory charges related to acquisitions. Adjusted operating profit as a percentage of sales is defined as adjusted operating profit divided by sales.

(2) Adjusted net income is defined as net income plus tax effected adjustments and other discrete tax items.

(3) Adjusted earnings is defined as GAAP EPS adjusted for tax effected adjustments and other discrete tax items.

Management uses these non-GAAP measures internally to make strategic decisions, forecast future results, and evaluate the Company's current performance. Given management's use of these non-GAAP measures, the Company believes these measures are important to investors in understanding the Company's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in the Company's core business across different time periods. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to other companies' non-GAAP financial measures, even if they have similar names. Amounts may not add due to rounding.

Contacts

Lara Mahoney
Vice President,
Investor Relations & Corporate Communications
440.204.9985
Lara.Mahoney@nordson.com